Exhibit 10.8

February 29, 2008

LV Administrative Services, Inc., as Agent
c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

Gentlemen:

We understand that LV Administrative Services, Inc. (“Agent”), on behalf of itself and as agent for VALENS OFFSHORE SPV II, CORP. (the “Purchaser”), XMark Corporation (“XMark”), and VeriChip Corporation (“VeriChip” and collectively with XMark, “Borrowers”) have entered into a Securities Purchase Agreement (the “SPA”) and other related documents, instruments and agreements (all such documents, instruments and agreements, as hereafter modified, supplemented and/or amended from time to time, collectively the “Purchase Agreements”) pursuant to which the Purchaser provides financial accommodations to Borrowers. The undersigned has entered into a certain Amended and Restated Supply, License, and Development Agreement dated December 27, 2005 with VeriChip (as modified, supplemented and/or amended from time to time, the “Supply Agreement”) pursuant to which the undersigned has agreed to exclusively supply to VeriChip, any VeriChip reseller or other nominees within VeriChip’s control certain Developed Products (as defined in the Supply Agreement). We are providing this letter agreement to document our acknowledgment of Agent’s ability to exercise all of VeriChip’s rights under the Supply Agreement upon the occurrence and continuance of an Event of Default (as defined in the Notes, as defined in the SPA).

In order to induce you to provide financial accommodations to Borrowers, the undersigned hereby acknowledges that in connection with the exercise of your rights under the Purchase Agreements with respect to the assets of the Borrowers including, without limitation, the Developed Products, you shall be entitled to the benefit of all of the rights of VeriChip under the Supply Agreement including, without limitation, the right to sell any of the Developed Products provided by the undersigned and the right to require the undersigned to manufacture the Developed Products and supply such Developed Products; provided, however, you shall not be entitled to exercise any rights under the Supply Agreement (the “Supply Agreement Rights”) unless (i) an Event of Default (as defined in the Notes, as defined in the SPA) has occurred and is continuing, (ii) you have commenced exercising your rights under the Purchase Agreements and (iii) in exercising the Supply Agreement Rights, you comply with the Supply Agreement and all applicable laws. In addition, in the event Agent elects to sell all or substantially all of the assets of VeriChip after the occurrence of an Event of Default under and as defined in any Purchase Agreement by way of foreclosure sale or as otherwise permitted by any Purchase Agreement, applicable law or in equity, the purchaser of all or substantially all of the assets of VeriChip shall, provided it agrees to be bound to all of the terms of the Supply Agreement, be entitled to the benefits of the Supply Agreement in lieu of VeriChip and any such purchaser is an express third party beneficiary of this agreement and is entitled to rely hereon as if a party hereto.

The undersigned recognizes and acknowledges that any claim or claims that Agent, the Purchaser and/or any of their successors or assigns has or may hereafter have against any finished product purchased from the undersigned is, by virtue of the aforementioned Purchase Agreements, superior to any lien or claim of any nature which the undersigned now has or may hereafter have to such products by statute, agreement or otherwise.

Agent may, without affecting the validity of this consent, extend the terms of payment of any indebtedness of Borrowers to Agent and/or Purchaser or alter the performance of any of the terms and conditions of any of the Purchase Agreements without the consent of the undersigned and without giving notice thereof to the undersigned.

We hereby acknowledge that, to the best of our knowledge, no default or event of default exists under the Supply Agreement which would entitle us to terminate the Supply Agreement at the present time and if any such event should occur, we will use our best efforts to promptly notify Agent at the address set forth above and Agent shall, simultaneously with XMark, have the same time period as VeriChip under the Supply Agreement, within which to cure such default or cause VeriChip to cure such default.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

This consent shall inure to the benefit of successors and assigns of Agent and Purchaser and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
DIGITAL ANGEL CORPORATION
		By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Vice President and Chief Financial Officer
The undersigned has read the above and consents
and agrees to be bound thereby.
VERICHIP CORPORATION
By	/s/ William J. Caragol

Name: William J. Caragol
Title: President and Chief Financial Officer

SIGNATURE PAGE TO
DIGITAL ANGEL LICENSE AGREEMENT